As filed with the Securities and Exchange Commission on June 4, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORELOGIC, INC.

(Exact name of Registrant as specified in its charter)

Incorporated in Delaware	95-1068610
(State of Incorporation)	(I.R.S. Employer Identification No.)

4 First American Way

Santa Ana, California 92707

Telephone: (714) 250-6400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stergios Theologides, Esq.

Senior Vice President, General Counsel and Secretary

CoreLogic, Inc.

4 First American Way

Santa Ana, California 92707

Telephone: (714) 250-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sean P. Griffiths, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Telephone: (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	—	—	$400,000,000	$28,520

(1)	The proposed maximum aggregate offering price of all securities registered hereby has been calculated pursuant to Rule 457(o) and is based on the maximum aggregate offering price of the notes and common stock offered without regard to the number of shares offered and sold.

PROSPECTUS

CORELOGIC, INC.

COMMON STOCK, $0.00001 PAR VALUE, PER SHARE

We or the selling stockholders identified in a prospectus supplement may offer and sell, from time to time shares of our common stock in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time any shares of our common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell shares of our common stock without a prospectus supplement describing the method and terms of the offering.

The selling stockholders may offer and sell shares of our common stock in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the selling stockholders may sell shares of our common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares of our common stock in supplements to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “CLGX.”

Investing in our common shares involves risks. You should read carefully and consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference before you invest in our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated June 4, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

Unless the context requires otherwise, references made herein to the “company” or “CoreLogic” refer only to CoreLogic, Inc., a Delaware corporation, and not its subsidiaries, references to “us,” “we” or “our” refer to CoreLogic, Inc. and its subsidiaries, as successor to The First American Corporation, and references to the “SEC” refer to the Securities and Exchange Commission.

As used in this prospectus, the term “certificate of incorporation” refers to our amended and restated certificate of incorporation as currently in effect. As used in this prospectus, the term “bylaws” refers to our bylaws as currently in effect.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. In particular, these may include statements relating to our future financial performance, business strategy, projected plans and objectives. These forward-looking statements are based on our management’s estimates and assumptions and take into account only the information available at the time the forward-looking statements are made.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	limitations on access to public records and other data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment and the economy generally;

•	changes in applicable government regulations, including with respect to the use of public records and consumer data;

•	our ability to bring new products to market and to protect proprietary technology rights;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•	other factors described in the periodic reports we file with the SEC.

RISK FACTORS

Investing in our common stock involves risk. Please see the risk factors set forth in our Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by the risk factors set forth in Part II, Item 1A of our Quarterly Reports, if any, filed subsequent to the date of our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

We also post our SEC filings on our website at www.corelogic.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Incorporation of Certain Documents by Reference” below before you make your investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 3, 2010;

•	our Current Reports on Form 8-K, filed on January 6, 2010, January 15, 2010, April 2, 2010, April 16, 2010, May 20, 2010, June 1, 2010 and June 4, 2010;

•

the description of shares of our common stock, $0.00001 par value, per share, contained in our Current Report on Form 8-K filed on June 1, 2010 and any amendments or reports filed for the purpose of updating that description; and

•	our Current Report on Form 8-K12B, filed on June 1, 2010, which registers the shares of our common stock under Section 12(b) of the Exchange Act.

We also incorporate into this prospectus all of our filings made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of shares of our common stock made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

CoreLogic, Inc.

Stergios Theologides

4 First American Way

Santa Ana, California 92707

(714) 250-6400

You should read the information in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

OUR COMPANY

This registration statement is being filed by CoreLogic, Inc., a Delaware corporation, as successor to The First American Corporation, a California corporation. In May 2010, the shareholders of The First American Corporation approved our reincorporation from California to Delaware pursuant to an agreement and plan of merger. In accordance with the agreement and plan of merger, The First American Corporation merged with and into CoreLogic, with CoreLogic continuing as the surviving corporation. All of the previously outstanding common shares of The First American Corporation were cancelled and each holder of such cancelled common shares received one share of the common stock, par value $0.00001 per share, of CoreLogic. CoreLogic’s shares of common stock have been approved for listing on The New York Stock Exchange under the symbol “CLGX”.

We are a Delaware corporation with executive offices located at 4 First American Way, Santa Ana, California 92707. Our telephone number is (714) 250-6400.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of shares of our common stock to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of shares of our common stock, capital expenditures and investments in our subsidiaries. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material provisions of our capital stock, as well as other material terms of our current certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, our authorized capital consists of 180,000,000 shares of our common stock, of which 116,939,278 are outstanding, and 500,000 shares of our preferred stock, of which none were outstanding, each class of shares having a $0.00001 par value. Each share of our common stock has the same relative rights and is identical in all respects with every other share of our common stock.

Common and Preferred Stock

Voting rights. Each stockholder is entitled to one vote for each share of our common stock. Stockholders are entitled to vote on all matters requiring stockholder approval under Delaware law and our amended and restated certificate of incorporation and bylaws, including the election of members of the board of directors. At each annual meeting of our stockholders, the entire board of directors is put up for election by the stockholders. The Delaware General Corporation Law (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly address cumulative voting.

Dividend Rights. We pay dividends out of statutory surplus or from net profits if, as and when declared by our board of directors. If we issue shares of our preferred stock, the holders of the shares of our preferred stock may have a priority over the holders of the shares of our common stock with respect to dividends.

Liquidation Rights. If we are liquidated or dissolved, stockholders of common stock are entitled to receive all of our assets that remain after our debts and liabilities are paid. If we issue shares of our preferred stock, the holders of shares of our preferred stock may have a priority over the holders of shares of our common stock in the event of our liquidation or dissolution. As of the date of this prospectus, we have not issued any shares of our preferred stock.

Preemptive rights; redemption; nonassessability. Shares of our common stock have no preemptive rights. This means that our stockholders do not have a right to buy their proportional shares of any additional shares of our common stock we issue. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments on shares of our common stock. This means that we cannot ask you for more money for your shares of our common stock, we cannot force you to sell your shares of our common stock back to us (absent a separate agreement to do so) and your shares of our common stock cannot be exchanged for a different security. It also means that we do not set aside any money to buy your shares of our common stock from you.

Amendments to amended and restated certificate of incorporation or bylaws. Our board of directors has the power to adopt, amend or repeal our bylaws, except for the provision requiring directors to be elected by a majority of the votes cast at the annual meeting. The stockholders also may amend our bylaws, but the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of the bylaws.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director.

Our bylaws provide for the indemnification by us of any person serving as a director, officer, employee or other agent to the fullest extent permissible under the DGCL. In addition, we have purchased a directors’ and officers’ insurance policy covering our officers and directors for liabilities that they may incur as a result of any action, or failure to act, in their capacity as officers and directors. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Authorized but Unissued Stock. Our authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without the approval of holders of common stock. We may use these additional shares of our common stock and our preferred stock for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Anti-takeover provisions could adversely affect our stockholders.

Our amended and restated certificate of incorporation authorizes the issuance of “blank check” shares of our preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board is empowered, without further stockholder action, to issue shares or series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common stockholders. The issuance of such shares of our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

Transfer Agent and Registrar

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., serves as our stock transfer agent and registrar for shares of our common stock.

Listing

Shares of our common stock have been approved for listing on the New York Stock Exchange under the symbol “CLGX.”

SELLING STOCKHOLDERS

The shares of our common stock included in the registration statement of which this prospectus forms a part may be offered and sold by any selling stockholders to be named in a prospectus supplement. We have registered these shares of our common stock to permit selling stockholders to resell their shares of our common stock when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of our common stock at any time and from time to time, so long as a prospectus supplement is available. Selling stockholders also may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares of our common stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of shares of our common stock to be registered and sold and any other terms of the shares of our common stock being sold by each selling stockholder.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the shares of our common stock to be sold hereunder will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

SEC registration fee	$28,520
Printing and engraving expenses	(2)
Legal fees	(2)
Accounting fees	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that, except to the extent prohibited by the DGCL, our directors shall not be liable to the registrant or their respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to us, which is not eliminated by these provisions of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another registrant or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our bylaws. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

CoreLogic’s 1996 Stock Option Plan, 1997 Directors’ Stock Plan, 2006 Incentive Compensation Plan, 401(k) Savings Plan, Employee Stock Purchase Plan, Pension Restoration Plan and First Advantage Corporation 2003 Incentive Compensation Plan (for purposes of this paragraph only, each individually, the “Plan”) each provide that, subject to certain conditions, CoreLogic may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys’ fees, and any liability, including any amounts paid in settlement with CoreLogic’s approval, arising from the individual’s action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

Each of CoreLogic’s Amended and Restated Executive Supplemental Benefit Plan, Amended and Restated Management Supplemental Benefit Plan, Amended and Restated Deferred Compensation Plan and Amended and Restated Pension Restoration Plan (for purposes of this paragraph only, each individually, the “Plan”) provides that, subject to certain conditions, CoreLogic shall indemnify and hold harmless the committee charged with administering the Plan, and each employee, former employee, current and former member of the committee, and current and former member of the board of directors who has or had responsibility for a fiduciary duty, a non-fiduciary settlor function or a non-fiduciary administrative task relating to the Plan, against any and all claims, losses, damages, and expenses, including reasonable attorneys’ fees and court costs as well as amounts due under a settlement of any lawsuit or investigation (only if CoreLogic agrees to such settlement), incurred by the person on account of such individual’s good faith actions or failures to act with respect to such individual’s responsibilities under the Plan, unless such action or failure to act is judicially determined to constitute or be attributable to the gross negligence or willful misconduct on the part of such individual. In addition, the committee charged with administering the Plan may authorize the purchase of insurance to cover any liabilities or losses occurring by reason of the act or omission of any committee member or its designee (or, in the case of the Amended and Restated Pension Restoration Plan only, a CoreLogic employee), and, to the extent permitted by law, the committee also may purchase insurance covering any committee member or its designee for any personal liability of such committee member or designee with respect to administrative responsibilities under the Plan.

CoreLogic’s 2006 Incentive Compensation Plan (for purposes of this paragraph only, the “Plan”) provides that, subject to certain conditions, each member of the Board of Directors, each member of the committee designated to administer the Plan, and any officer to whom any responsibility with respect to the Plan is delegated, shall be indemnified and held harmless by CoreLogic against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual, including amounts due under a settlement (with CoreLogic’s approval) or in satisfaction of any judgment in any action against such individual, in connection with or resulting from the individual’s action or failure to act under the Plan, unless the same is a result of the individual’s own willful misconduct or except as provided by statute.

CoreLogic has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index, and such exhibits are incorporated into this Item 16 by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CoreLogic, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on June 4, 2010.

CORELOGIC, INC.

By:	/s/ Anand K. Nallathambi

Name:	Anand K. Nallathambi

Title:	President and Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of CoreLogic, Inc., do hereby constitute and appoint Stergios Theologides, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on June 4, 2010.

By:	/s/ Anthony S. Piszel

Name:	Anthony S. Piszel

Title:	Chief Financial Officer (Principal Financial Officer)

By:	/s/ Michael A. Rasic

Name:	Michael A. Rasic

Title:	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

Signature	Title

/s/ Parker S. Kennedy	Executive Chairman
Parker S. Kennedy

/s/ Matthew B. Botein	Director
Matthew B. Botein

/s/ J. David Chatham	Director
J. David Chatham

/s/ Christopher V. Greetham	Director
Christopher V. Greetham

Signature	Title

/s/ Anand K. Nallathambi	Director and Chief Executive Officer (Principal Executive Officer)
Anand K. Nallathambi

/s/ Thomas C. O’Brien	Director
Thomas C. O’Brien

/s/ D. Van Skilling	Director
D. Van Skilling

/s/ David F. Walker	Director
David F. Walker

/s/ Mary Lee Widener	Director
Mary Lee Widener

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of CoreLogic, Inc. dated May 28, 2010, as incorporated by reference herein from Exhibit 3.1 to the Form 8-K filed June 1, 2010.

4.2	Bylaws of CoreLogic, Inc., effective June 1, 2010, incorporated by reference herein from Exhibit 3.2 to the Form 8-K filed June 1, 2010.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (included on signature page).